Exhibit 15
Awareness of Independent Registered
Public Accounting Firm
We are aware that our report dated November 3, 2009, included with the Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, is incorporated by reference to Forms S-8 filed on August 15, 2006, January 18, 2008, and June 23, 2008 and form S-3 filed on August 10, 2009. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of these registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.
/s/ BKD, LLP
Little Rock, Arkansas
November 3, 2009